                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

                             AM Communications, Inc.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                            AM Communications, Inc.
 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                             AM COMMUNICATIONS, INC.
                             100 Commerce Boulevard
                            Quakertown, PA 18951-2237

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on March 3, 2000

     The Annual Meeting of Stockholders of AM Communications, Inc., a Delaware corporation (the "Company"), will be held on Friday, March 3, 2000 at 9:30 a.m., local time, at Meyers Restaurant, 501 N. West End Boulevard (Route 309, 1 mile North of the intersection of Routes 313 and 663), Quakertown, PA 18951, for the following purposes:

1. To elect six directors of the Company to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and shall qualify;

2. To consider and vote upon an amendment to Article 4 of the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 50,000,000 to 100,000,000 shares; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on January 12, 2000 has been fixed as the record date for the meeting. All stockholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     The Proxy Statement accompanying this Notice contains detailed information concerning the matters to be considered and acted upon at the meeting. Please read it carefully.

     All stockholders are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, the Board of Directors urges you to date, sign and return promptly the enclosed proxy, which is solicited by the Board of Directors of the Company. Your proxy may be revoked at any time prior to the time it is voted and the return of the proxy will not affect your right to vote in person if you do attend the meeting. A copy of the Company's 1999 Annual Report is also enclosed but is not to be regarded as proxy solicitation material.

                                             By Order of the Board of Directors,


                                             Javad K. Hassan
                                             Chairman
February 5, 2000

                             AM COMMUNICATIONS, INC.
                             100 Commerce Boulevard
                            Quakertown, PA 18951-2237

                                 PROXY STATEMENT
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 3, 2000

     The enclosed proxy is solicited by the Board of Directors of AM Communications, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at Meyers Restaurant, 501 N. West End Boulevard (Route 309, 1 mile North of the intersection of Routes 313 and 663), Quakertown, PA 18951 on Friday, March 3, 2000 at 9:30 a.m., local time, and any adjournment or postponement thereof. This proxy statement, the foregoing notice, and the enclosed proxy are being mailed to stockholders on or about February 5, 2000.

     The Board of Directors does not intend to bring any matters before the meeting for action other than the matters specifically referred to in the notice of the meeting, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the meeting. However, if any other matters properly come before the meeting for action, the persons named in the accompanying form of proxy, or their duly constituted substitutes acting at the meeting, will be deemed authorized to vote or otherwise act thereon in accordance with their judgment in such matters.

     In the absence of contrary instructions, the shares represented by properly executed proxies received by the Company will be voted "For" the nominees of the Board of Directors in the election of six directors, "For" the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 50,000,000 to 100,000,000, and in the discretion of the proxy holders on such other matters as may properly come before the meeting. Any proxy may be revoked at any time prior to its exercise by notifying the President of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

     The address of the principal executive offices of the Company is 100 Commerce Boulevard, Quakertown, PA 18951-2237.

                          Outstanding Voting Securities

     At the close of business on January 12, 2000, the record date to determine stockholders entitled to vote at the Annual Meeting, the Company had 32,387,596 outstanding shares of Common Stock, par value $.10 per share, and 25,825 outstanding shares of Senior Convertible Redeemable Preferred Stock, par value $100 per share.

     On January 12, 2000, the aggregate market value of the Company's outstanding shares of Common Stock held by non-affiliates was $5,670,640 (based on the average between the bid and the asked prices of such stock on that date).

     The presence, in person or by proxy, at the meeting of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast will constitute a quorum. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business at the meeting.

     On all matters voted upon at the meeting and any adjournment or postponement thereof, each record holder of Common Stock will be entitled to one vote per share and each record holder of Senior Convertible Redeemable Preferred Stock will be entitled to 100 votes per share. In the election of directors, stockholders do not have cumulative voting rights. The nominees receiving the highest number of votes cast, up to the number of directors to be elected, shall be elected. Approval of the proposed amendment of Article 4 of the Certificate of Incorporation of the Company requires the affirmative vote of a majority of the outstanding shares of the Common Stock and a majority of the outstanding shares of the Senior Convertible Redeemable Preferred Stock. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business at the meeting. Abstentions will be counted in the tabulations of the votes cast on proposals presented to stockholders at the meeting and will have the same effect as negative votes cast with respect to the election of directors or the approval of the amendment of
Article 4 of the Certificate of Incorporation of the Company. Broker non-votes will not be counted for purposes of determining the election of directors, but will have the same effect as negative votes with respect to approval of the proposed amendment of Article 4 of the Company's Certificate of Incorporation has been approved.

Voting Arrangements with Respect to Company Stock
     On November 2, 1998, the Alvin Hoffman Revocable Trust UAD 2/28/86 ("the Hoffman Trust") entered into a Voting Trust and Share Price Participation Agreement dated November 2, 1998 (the "Voting Trust"), with Javad (Jay) K. Hassan as voting trustee (the "Voting Trustee"), and pursuant thereto deposited with the Voting Trustee 14,391,837 shares of the Common Stock of the Company, constituting 46.3% of the issued and outstanding shares of the Company's Common Stock. Pursuant to the terms of the Voting Trust, the Voting Trustee is entitled, for the term of the Voting Trust, to exercise all voting rights with respect to such shares. Accordingly, the management of the Company believes that, while Alvin Hoffman, the settlor of the Hoffman Trust, remains a beneficial owner of such shares, the transfer of voting rights with respect to such shares has resulted in control of the Company by Mr. Hassan.

     Neither Mr. Hoffman nor the Hoffman Trust received any consideration for the above-described transfer of voting rights.

     Mr. Hassan, on the same date, entered into a Services Agreement with the Company pursuant to which Mr. Hassan (i) was appointed to the Company's Board of Directors and elected to serve as its Chairman of the Board, (ii) agreed to assume the duties and responsibilities described therein, and (iii) was granted an option to acquire 5,000,000 shares of the Company's Common Stock, at a per share exercise price of $0.156 which was equal to the fair market value of the stock on the date of grant.

     On the same date, Network Systems and Technologies (P) Ltd. ("NeST"), an affiliate of Mr. Hassan which is located in Trivandrum, India, entered into a Consulting Services Agreement with the Company. Pursuant to this Agreement, NeST will provide technical engineering services to the Company, including without limitation hardware and software design. The Company has the option of paying for such services either in cash or in warrants to purchase shares of the Company's Common Stock. In April 1999, the Company issued 4,170,806 warrants at $.01 per share in payment of $670,000 due NeST for development services during fiscal 1999.

     Effective January 1, 2000, the Company entered into an agreement with Sun Manufacturing, Inc. (SMI) whereby SMI assumed all responsibility for the manufacture of the Company's hardware products. Company employees who were associated with the manufacturing of the Company's products became employees of SMI and SMI will assume financial responsibility for certain of the Company's inventory. SMI has agreed to provide the Company favorable fixed pricing for its hardware products in return for the transfer of manufacturing rights. SMI is a newly formed entity which is providing outsource manufacturing services through its network of on-shore and India based electronic manufacturing operations. SMI is owned by Javad K. Hassan, the Company's Chairman.

Security Ownership of Certain Beneficial Owners and Management
     The table below sets forth certain information as of January 12, 2000 with respect to each person and entity known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, each nominee for director of the Company, each executive officer listed in the cash compensation table, and all executive officers and directors of the Company as a group.

                                     Beneficial Ownership of Common Stock
                                 -----------------------------------------------
Beneficial Owner(1)(2)           No. of Shares            Percentage of Class(9)
------------------------         -------------            ----------------------
Javad K. Hassan                  26,051,891(3)                    59.1%
Alvin Hoffman                    18,147,337(4)                    51.7%
Keith D. Schneck                    819,166(5)                     2.5%
R. Barry Borden                     160,000(6)                      *
Lemuel A. Tarshis                   150,000(7)                      *
Jill R. Felix                            --                         --
All Directors, Nominees
 for Director and Executive
 Officers as a Group (9 Persons) 32,096,069(8)                    66.0%

* Less than one percent.

(1) To the best of the Company's knowledge, all shares of stock are owned beneficially, and sole voting and investment power is held with respect thereto, by the persons and entities named, except as otherwise noted. Share amounts include additional shares issuable pursuant to options or warrants held by such owners which are exercisable or may become exercisable within 60 days of the date hereof.

(2) The address of all beneficial owners is c/o AM Communications, Inc., 100 Commerce Boulevard, Quakertown, PA 18951-2237.

(3) Includes (i) 14,391,837 shares of Common Stock deposited pursuant to The Voting Trust and Share Price Participation Agreement between Mr. Hoffman and Mr. Hassan, as the Voting Trustee, (ii) 5,000,000 shares issuable pursuant to stock options, and (iii) 6,660,054 shares issuable pursuant to the NeST warrants issued for services rendered.

(4) The information concerning the beneficial ownership of Mr. Hoffman is based, in part, upon information furnished by Mr. Hoffman to the Company. The beneficial ownership indicated represents (i) 25,825 shares of Senior Convertible Redeemable Preferred Stock convertible into 2,582,500 shares of Common Stock, (ii) 100,000 shares issuable pursuant to stock options, (iii) 1,073,000 shares of Common Stock currently owned by Mr. Hoffman's wife, and
     (iv) 14,391,837 shares of the Common Stock of the Company which the Hoffman Trust beneficially owns but over which Javad K. Hassan, as Voting Trustee, exercises all voting rights. Mr. Hoffman disclaims beneficial ownership of the shares set forth in (iii) above.

(5)  Includes 716,666 shares issuable pursuant to stock options.

(6)  Includes 150,000 shares issuable pursuant to stock options.

(7)  Includes 150,000 shares issuable pursuant to stock options.

(8) Includes (i) 14,391,837 shares of Common Stock beneficially owned by the Hoffman Trust but over which Javad K. Hassan, as Voting Trustee, exercises all voting rights, (ii) 25,825 shares of Senior Convertible Redeemable Preferred Stock convertible into 2,582,500 shares of Common Stock, (iii) 1,073,000 shares of Common Stock currently owned by Mr. Hoffman's wife, as to which Mr. Hoffman disclaims beneficial ownership, and (iv) 1,998,332 shares of Common Stock which may be acquired upon the exercise of outstanding options (v) 11,660,054 options and warrants held by Mr. Hassan and NeST and (vi) 390,346 shares of Common Stock held by other officers and directors.

(9) The percentages have been calculated on the basis of treating as outstanding, for a particular holder, all shares of the Common Stock outstanding on said date and all shares of the Common Stock issuable to such holder in the event of exercise or conversion of outstanding options, warrants and convertible securities owned by such holder at said date which are exercisable or convertible within 60 days of such date.


     The table below sets forth certain information as of January 1, 2000 with respect to each person and entity known to the Company to be the beneficial owner of any of the outstanding shares of the Company's Senior Convertible Redeemable Preferred Stock.

                                            Beneficial Ownership
Beneficial Owner                 No. of Shares             Percentage of Class
------------------------         -------------           ---------------------
Alvin Hoffman                       25,825                        100%
c/o AM Communications, Inc.
100 Commerce Boulevard
Quakertown, PA 18951-2237

                            1. ELECTION OF DIRECTORS

     At the meeting, the stockholders will be asked to elect six directors, to hold office until the next annual meeting or until their respective successors have been duly elected and qualified. It is expected that proxies properly executed on the enclosed form will be voted, in the absence of other instructions, for the election of the persons named below. Should any one or more of these nominees become unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

     The nominees for directors, together with certain information with respect to them, are as follows:

                            Became
Name & Age                  Director   Principal Occupation and Business During Last Five Years
-------------------         --------   ---------------------------------------------------------------------------------
Javad K. Hassan, 59            1998    Mr. Hassan joined the Company in November 1998 as Chairman of the Board. Prior
                                       to joining the Company, Mr. Hassan held senior level positions at AMP, Inc. from
                                       1988 until he was named President of AMP Communications Systems Business, a division of AMP, Inc., in 1995. He previously had a 20 year career at IBM, starting in 1968 as an engineer, and subsequently promoted to head of the IBM
                                       East Fishkill semiconductor facility and of IBM's Tape Drive Division. He was instrumental in forming a printed wiring board joint venture company, AMP-AKZO
                                       Corporation of which he has been chairman since its formation in 1990. Mr.
                                       Hassan is the founder and principal shareholder of Network Systems &
                                       Technologies Ltd. (NeST), a provider of software and system solutions and electronic manufacturing resources located in India. He is the chairman and sole owner of Sun Manufacturing, Inc., a provider of outsource manufacturing services. He currently serves as Chairman of the Electronic Development
                                       Commission for the Government of Kerala in India.

R. Barry Borden, 59            1996    Mr. Borden has been President of Nettech Systems, Inc. of Princeton, New Jersey
                                       since 1997. He previously has held executive level positions with other high technology companies including Mergent International, Cricket Software, Inc.,
                                       Franklin Computer Corporation and Delta Data Systems. Mr. Borden is also a director of Matterhorn Growth Fund, and Chairman of Scangraphics, a publicly held company.

Jill R. Felix, 55              2000    Ms. Felix has been President, CEO, and director of the University Science
                                       Center since 1997. She previously held executive level positions with
                                       Liberty Property Trust from 1983 to 1997. She also holds director positions for numerous organizations including LibertyNet, Greater Philadelphia
                                       First, West Philadelphia Partnership, University City District, Delaware
                                       Valley Industrial Resource Center, and Pennsylvania BioTechnology
                                       Association.

[continued]

                            Became
Name & Age                  Director   Principal Occupation and Business During Last Five Years
-------------------         --------   ---------------------------------------------------------------------------------

Alvin Hoffman, 71              1995    Mr. Hoffman is a private investor and has been a registered broker with
                                       Makefield Securities in Boca Raton, FL since 1982.

Keith D. Schneck, 44           1995    Mr. Schneck joined the Company in April 1995 as President and Chief
                                       Financial Officer and assumed the position of Chief Executive Officer in
                                       January 1998. He became a director in June 1995. From 1987 until he joined the Company, Mr. Schneck held senior management positions at Integrated
                                       Circuit Systems, Inc., including Chief Operating Officer and Senior Vice
                                       President, Finance.

Lemuel A. Tarshis, Ph.D., 58   1996    Dr. Tarshis is a private consultant. He also has been a director and research professor at Stevens Institute of Technology since 1991. Prior to
                                       1992, Dr. Tarshis held vice president positions with General Instrument
                                       Corporation.


Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of its common stock, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission (the "SEC"). Officers, directors, and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that during its fiscal year ended on April 3, 1999 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were timely satisfied.

Information Concerning Meetings, Committees and Directors' Compensation
     The Board of Directors held six regular meetings during the fiscal year ended April 3, 1999 and acted twice by unanimous consent in writing in accordance with Delaware law. During fiscal 1999, all directors attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board on which they served.

     The Audit Committee is responsible for reviewing audit activities, recommending to the Board of Directors the engagement of independent auditors, and reviewing the professional services rendered by the Company's independent auditors including the scope of the audit, their fees, and the results of their engagement. No member of the committee is an employee of the Company. During fiscal 1999, the Audit Committee consisted of Messrs. Tarshis and Hassan, and met twice during such fiscal year.

     The Compensation and Stock Option Committee is responsible for the administration of the Company's Stock Options Plans and is authorized to select recipients of options pursuant to said plans and to determine the terms of their options, subject to the provisions of the applicable plan. In addition, the Committee reviews and approves employee compensation plans and such other benefits as it deems advisable. During fiscal 1999, the Compensation and Stock Option Committee consisted of Messrs. Borden and Hassan and met once during such fiscal year.

     The Company does not have a Nominating Committee.

     Directors who are not employees of the Company are paid $500 for each Board of Directors meeting and Committee meeting attended. In addition, each director, who is not an employee of the Company, is entitled to receive, annually, an automatic grant of stock options covering 50,000 shares of the Company's Common Stock, pursuant to the Company's 1999 Stock Option Plan. The exercise price for such options is equal to the fair market value of the Common Stock on the date of grant and the options are fully exercisable at the time of grant. Grants of options to acquire 50,000 shares of the Company's Common Stock were made to each non-employee director on April 1, 1999.

Executive Officers

                            Became
Name & Age                  Officer       Position with the Company and Business During Last Five Years
-------------------         --------      ------------------------------------------------------------------------------
Keith D. Schneck, 44           1995       President and Chief Financial Officer since joining the Company in April,
                                          1995. Since January 1998, he has served as Chief Executive Officer. He held senior management positions at Integrated Circuit Systems, Inc. including
                                          Chief Operating Officer and Senior Vice President, Finance from 1987 until he joined the Company.

Michael L. Quelly, 45          1989       Vice President, Engineering from 1989 to present, except for the period from October 1990 through March 1995 when he also was Executive Vice
                                          President. He has been employed by the Company since 1982.

Joseph D. Rocci, 51            1988       Vice President, Product Technology of the Company since 1989. Served as
                                          Vice President, Product Operations of the Company from 1988 to 1989. He has been employed by the Company since 1983.

Harry J. Tankin, 48            1999       Vice President, Sales and Marketing of the Company since 1999. Previously he was employed by General Instrument Corporation from 1995 to 1998 in several management positions including Director, NETadvantage(TM)
                                          Professional Services Organization. From 1984 to 1995, he was Marketing
                                          Manager for Digital Equipment Corporation.

Executive Compensation
     The following tables set forth certain information concerning (a) the cash remuneration paid by the Company during each of the last three fiscal years to the Company's Chief Executive Officer and to each executive officer of the Company whose cash compensation exceeded $100,000 per annum during any such year, and (b) stock options granted during the last three fiscal years to each such individual.

                           Summary Compensation Table

                                      Annual and Long Term Compensation
                                 ------------------------------------------
Name & Principal                 Fiscal                       Stock Options                Other
   Position                       Year          Salary           Awarded                Compensation
----------------                 ------       ---------       -------------             ------------
Keith D. Schneck                 1999         $138,000          1,350,000(1)              $4,529(3)
President and CEO                1998          133,000            450,000(2)               4,384
                                 1997          116,000            400,000                  2,876

Robert J. Vogel*                 1999         $ 24,000                 --                 $  750(4)
Vice President, Strategic        1998          107,000            300,000(2)               3,623
Development                      1997           89,000            250,000                  1,395


* Mr. Vogel resigned as an officer and an employee of the Company on May 8, 1998.

(1) Includes 850,000 shares of repriced stock options previously issued in fiscal years 1997 and 1996. See paragraphs below.

(2) Repriced stock options previously issued in fiscal year 1996. See paragraphs below.

(3) Represents $403, $403 and $291 in group life insurance premiums paid by the Company in fiscal 1999, 1998 and 1997, respectively, and $4,125, $3,981, and $2,576 in matching contributions under the Company's 401(k) plan paid by the Company in fiscal 1999, 1998, and 1997, respectively.

(4) Represents $34, $403 and $259 in group life insurance premiums paid by the Company in fiscal 1999, 1998 and 1997, respectively, and $717, $3,219 and $1,136 in matching contributions under the Company 401(k) plan paid by the Company in fiscal 1999, 1998 and 1997, respectively.

     Other than the salary and bonus described herein, the Company did not pay either of the executive officers named in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of 10% of such executive officer's salary and bonus during fiscal 1999, 1998, and 1997. The above compensation does not include certain insurance and other personal benefits, the total value of which does not exceed, as to any named officer, the lesser of $50,000 or 10% of such person's cash compensation.

     All of the Company's group life, health, hospitalization and medical reimbursement plans, if any, do not discriminate in scope, terms, or operation in favor of the executive officers or directors of the Company and are generally available to all salaried employees.

     During fiscal 1999 and fiscal 1998, the Compensation and Stock Option Committee determined that the goals of the Company's 1991 Incentive Stock Option Plan and the Company's 1982 Incentive Stock Option Plan (the "Plans"), to provide equity incentives for employees, executive officers, and directors of the Company, would not be achieved since a significant number of options issued pursuant to the Plans had exercise prices substantially above the fair market value of the Company's Common Stock, and therefore, that it was in the interests of the Company and its stockholders to reprice those options. Options outstanding on August 4, 1997 were repriced to have an exercise price equal to $0.53, the fair market value of the Company's Common Stock on such date. All options outstanding on September 27, 1998 were again repriced to have an exercise price equal to $0.15, the fair market value of the Company's Common Stock on such date.

     The following table sets forth options granted to the Company's CEO during fiscal 1999:

                                                              % of Total
                                 No. of Securities         Options Granted        Exercise
                      Fiscal    Underlying Options           to Employees           Price         Expiration
                       Year          Granted                in Fiscal Year        ($/Share)          Date
                      ------    ------------------         ---------------        ---------       ----------
Keith D. Schneck       1999          500,000                      5%                $.156          4/01/09
                                     400,000(1)                   6%                $ .15          1/03/07
                                     450,000(1)                   5%                $ .15          3/16/05


(1) Repriced stock options previously issued in fiscal years 1997 and 1996.

     The following table sets forth certain information pertaining to the stock options held by the individuals named in the Summary Compensation Table:

                                        Fiscal 1999 Year End Option Values
                        ------------------------------------------------------------------
                                  Number of                            Value of
                            Unexercised Options                 In-the-Money Options
                             At Fiscal Year End                  at April 3, 1999(1)
                        ----------------------------          ----------------------------
Name                    Exercisable    Unexercisable          Exercisable    Unexercisable
----                    -----------    -------------          -----------    -------------
Keith D. Schneck           716,666         633,334              $27,233         $21,067
Robert J. Vogel(2)              --              --                   --              --

(1) Value is based upon the closing price of the stock on April 3, 1999, less the exercise price.

(2) Mr. Vogel resigned as an officer and an employee of the Company on May 8, 1998.

     There were no stock options or stock appreciation rights exercised by Mr. Schneck or Mr. Vogel during the last fiscal year. The Company does not maintain any long term incentive plans for its officers.

     Directors who are not officers or employees of the Company are paid $500 for each Board of Directors meeting and Committee meeting attended. In addition to the standard director fees, each director was granted options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $0.156 on April 1, 1999. These options were fully vested as of the date of grant. In addition, Javad K. Hassan received an option grant on February 19, 1999 to purchase 5,000,000 shares exercisable equally over a three year period at an exercise price of $0.156 in accordance with a Services Agreement with the Company. All the options granted to Mr. Hassan became fully vested as part of the negotiated terms of a $500,000 line of credit commitment from Mr. Hassan to the Company in June 1999.

     The Company does not have any employment contracts or arrangements with any of its executive officers.

Certain Relationships and Related Transactions
     In July 1998, the Company received a $250,000 commitment from its primary shareholder, Alvin Hoffman, to provide working capital through July 1999 at 10% interest and payment of outstanding borrowings due by September 30, 1999. No amounts were borrowed under this commitment as of June 30, 1999.

     On November 2, 1998, Javad (Jay) K. Hassan entered into a Services Agreement with the Company pursuant to which Mr. Hassan (i) was appointed to the Company's Board of Directors and elected to serve as its Chairman of the Board,
(ii) agreed to assume the duties and responsibilities described therein, and
(iii) was granted an option to acquire 5,000,000 shares of the Company's Common Stock, at a per share exercise price of $0.156 which was equal to the fair market value of the stock on the date of grant.

     On the same date, Network Systems and Technologies (P) Ltd. ("NeST"), an affiliate of Mr. Hassan which is located in Trivandrum, India, entered into a Consulting Services Agreement with the Company. Pursuant to this Agreement, NeST provides technical engineering services to the Company, including without limitation hardware and software design. The Company has the option of paying for such services either in cash or in warrants to purchase shares of the Company's Common Stock. In April 1999, the Company issued 4,170,806 warrants, with an exercise price equal to $.01 per share, in payment of $670,000 due NeST for development services during fiscal 1999. At October 2, 1999, the Company issued 2,489,248 warrants to purchase the Company's common stock at an exercise price of $.01 per share as payment for $820,000 owed NeST for services performed from April 4, 1999 through October 2, 1999.

     In June 1999, the Company entered into an agreement with its chairman, Javad K. Hassan, whereby Mr. Hassan will provide a $500,000 line of credit to the Company, with interest payable at 10%. Payment of all outstanding borrowings and interest is due by December 31, 2000. No amounts have been drawn against this line.

     During the first quarter of fiscal 2000, the Company agreed to provide certain administrative and manufacturing support services and provide office space to NeST and several other entities associated with Mr. Hassan's non-AM business ventures. The Company is to receive a fee of $142,000 per quarter for such services. Should the level of services exceed planned levels, the parties will negotiate an increase in the quarterly fee.

     Effective January 1, 2000, the Company entered into an agreement with Sun Manufacturing, Inc. (SMI) whereby SMI assumed all responsibility for the manufacture of the Company's hardware products. Company employees who were associated with the manufacturing of the Company's products became employees of SMI and SMI will assume financial responsibility for certain of the Company's inventory. SMI has agreed to provide the Company favorable fixed pricing for its hardware products in return for the transfer of manufacturing rights. SMI is a newly formed entity which is providing outsource manufacturing services through its network of on-shore and India based electronic manufacturing operations. SMI is owned by Javad K. Hassan, the Company's Chairman.

                 2. PROPOSAL TO AMEND COMPANY'S CERTIFICATE OF
          INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK.

     On September 27, 1999, the Board of Directors approved a proposal to amend
Article 4 of the Company's Certificate of Incorporation in order to increase the number of shares of Common Stock which the Company is authorized to issue from 50,000,000, par value $.10 per share, to 100,000,000, par value $.10 per share. The Board of Directors also directed that the proposed amendment be considered at the Annual Meeting of Stockholders to be held on March 3, 2000.

     The amendment will not affect the number of shares of Preferred Stock which the Company is authorized to issue, which is 1,000,000 shares, of which 25,825 shares are currently outstanding. The proposed amendment would increase the number of shares of Common Stock which the Company is authorized to issue from 50,000,000 to 100,000,000. The additional 50,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting.

     The Board of Directors believes it desirable to increase the number of authorized shares of Common Stock of the Company so that sufficient shares will be available for issuance pursuant to outstanding options, warrants and convertible securities, and for other proper corporate purposes. Having such shares available for issuance in the future will give the company greater flexibility and will allow such shares to be issued as determined by the Board of Directors of the Company without the expense and delay of a special shareholders' meeting to approve such additional authorized capital stock. Such corporate purposes could include, without limitation: (a) issuance in connection with any desirable acquisitions which may be presented to the Company, (b) the payment of stock dividends or issuance pursuant to stock splits, (c) the issuance of Common Stock upon exercise of options granted under the Company's various stock option plans or in connection with other employee benefit plans,
(d) the issuance of Common Stock upon the exercise of warrants or the conversion of other securities convertible into Common Stock which may be outstanding from time to time, and (e) issuance in connection with an offering to raise capital for the Company.

     The authorized shares of Common Stock in excess of those presently issued will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the Company's shareholders, except as may be required by the Certificate of Incorporation and applicable laws and regulations. The potential future issuance of shares of Common Stock by the Company, as authorized by the Amendment, may adversely affect the rights and interests of the shareholders of the Company. The shareholders of the Company may experience substantial voting dilution upon the issuance of the shares of Company Common Stock authorized by the Amendment.

     The amendment, if adopted, may have the result of making it more difficult for any person or group of persons, other than the current principal shareholders and management, to acquire control of the Company by expanding the ability of the Company to issue share and thereby dilute the voting power of any person or group that might accumulate shares in order to attempt to effect a change in control. Although the Amendment might have such effect, the Amendment has been proposed by the Board of Directors for the reasons set forth above and not for anti-takeover reasons. The Company is not aware of any present effort to accumulate shares of Common Stock or to attempt to change control of the Company.

     The Company has no present plans to issue additional shares of Common Stock, either to the current principal shareholders, the directors, the executive officers or any other person or entity, except under the Company's stock option plans or pursuant to the conversion or exercise of outstanding warrants. However, the Company is from time to time engaged in discussions relating to potential acquisitions, some of which could result in agreements requiring the issuance of certain of the additional shares of Common Stock to be authorized.

     The Company, as of January 12, 2000, had 32,387,596 shares of Common Stock issued, 10,813,333 shares of Common Stock reserved for issuance upon exercise of options granted under the Company's 1999, 1991, and 1982 Stock Option Plans, and 10,742,554 shares of Common Stock reserved for issuance pursuant to warrants and convertible securities heretofore issued by the Company. If the proposed amendment to the Certificate of Incorporation is approved, of the additional 50,000,000 shares of Common Stock provided for by the proposed Amendment as of January 12, 2000, approximately 3,943,483 shares would be required to be reserved for issuance under currently outstanding options, warrants and convertible securities, and 46,056,517 shares would be available in the future for other proper corporate purposes.

     If approved by the shareholders as hereinafter provided, the amendment will become effective upon the filing of articles of amendment relating thereto with the Secretary of State of Delaware, which will occur as soon as reasonably practicable following such approval. The approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock and a majority of the outstanding shares of the Senior Convertible Redeemable Preferred Stock of the Company. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Senior Convertible Redeemable Preferred Stock is entitled to 100 votes. Consequently, any shares of Common Stock or Senior Convertible Redeemable Preferred Stock not voted on the Amendment (whether by abstention or broker non-votes) will have the same effect as votes against the Amendment.

     The Board of Directors of the Company unanimously recommends a vote FOR the proposal to amend Article 4 of the Company's Certificate of Incorporation to increase the aggregate number of authorized shares of Common Stock from 50,000,000 to 100,000,000.

                             ADDITIONAL INFORMATION

Relationship with Independent Public Accountants
     KPMG LLP, which has served as the Company's independent public accountants for the last fiscal year, resigned effective October 11, 1999.

     The former accountant's reports on the Company's financial statements for the two fiscal years ended April 3, 1999 did not contain an adverse opinion or a disclaimer of opinion, nor was either report qualified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and subsequent interim periods through the date of KPMG's resignation, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their opinions.

     On January 24, 2000, the Registrant engaged Grant Thornton LLP, independent certified public accountants, as the Registrant's principal accountant to audit the Registrant's financial statements for the fiscal year ending April 1, 2000. Such new accounting firm was engaged in replacement of KPMG LLP, independent certified public accountants, who had previously been engaged for the same purpose and whose resignation was effective October 11, 1999. A representative of Grant Thornton LLP is expected to be present at the meeting.

     The Board of Directors approved the appointment of the Company's independent public accountants to perform the audit services normally rendered by public accounting firms.

Stockholder Proposals for 2000 Annual Meeting of Stockholders
     The Company presently anticipates that its 2000 Annual Meeting of Stockholders will be held September 29, 2000.

     Stockholder proposals intended to be considered at the 2000 Annual Meeting of Stockholders and which the proponent would like to have included in the proxy materials distributed by the Company in connection with such meeting, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), must be received at the principal executive offices of the Company no later than June 2, 2000. Such proposals may be included in next year's proxy materials if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

     Stockholder proposals intended to be considered at the 2000 Annual Meeting of Stockholders and for which the proponent does not intend to seek inclusion of the proposal in the proxy materials to be distributed by the Company in connection with such meeting must be received at the principal executive offices of the Company no later than August 15, 2000. Any stockholder proposal received after such date will not be considered to be timely submitted for purposes of the discretionary voting provisions of Rule 14a-4 promulgated under the 1934 Act. In accordance with Rule 14a-4(c), the holders of proxies solicited by the Board of Directors of the Company in connection with the Company's 2000 Annual Meeting of Stockholders may vote such proxies in their discretion on certain matters as more fully described in such Rule, including without limitation on any matter coming before the meeting as to which the Company does not have notice on or before August 15, 2000.

Solicitation of Proxies
     Expenses incurred in connection with the solicitation of proxies for the meeting to which this proxy statement pertains will be paid by the Company. Solicitation of proxies will be principally by mail. In addition, some of the directors, officers or other employees of the Company (none of whom will receive additional compensation therefor) may solicit proxies personally, by telephone, or by mail, if deemed appropriate. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and reimbursement for expenses incurred in connection therewith may be made by the Company.

Annual Report on Form 10-KSB
     The Company will provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of the Company's Annual Report on Form 10-KSB, including the financial statements and the schedules thereto, as filed with the Securities and Exchange Commission for its 1999 fiscal year. Such written requests should be directed to the Shareholder Relations Department, AM Communications, Inc., 100 Commerce Boulevard, Quakertown, PA 18951-2237.



                                               Javad K. Hassan
                                               Chairman

February 5, 2000